UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 20, 2004, Abercrombie & Fitch Co. (the “Registrant”) and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management”), executed a First Amendment, dated as of June 22, 2005 (the “First Amendment”), in respect of the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004 (as so amended, the “Credit Agreement”), among A&F Management, as Borrower; the Registrant, as Guarantor; National City Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of New York, Fifth Third Bank (Central Ohio), The Huntington National Bank, LaSalle Bank National Association, PNC Bank, National Association, The Norinchukin Bank, and U.S. Bank National Association, as Lenders (collectively, the “Lenders”); and National City Bank, as Administrative Agent. The First Amendment became effective upon its execution by the Registrant and A&F Management.

     The First Amendment amends the terms of the negative covenant in the Credit Agreement, which limits the amount of investments, loans, advances and guarantees to or in favor of foreign subsidiaries of the Registrant and A&F Management and third parties. Under the First Amendment, the aggregate amount of (i) additional investments by the Registrant, A&F Management and their respective subsidiaries in the capital stock of foreign subsidiaries of the Registrant or A&F Management, joint ventures or the capital stock, assets, obligations or other securities of or interests in third parties and (ii) loans, advances and guarantees by the Registrant, A&F Management or their respective domestic subsidiaries to or in favor of foreign subsidiaries of the Registrant or A&F Management, outstanding at any time may not exceed 30% of the consolidated tangible assets of the Registrant and its subsidiaries. Under the Credit Agreement, the limit had been 15% of consolidated shareholders’ equity of the Registrant.

     The First Amendment also amends the terms of the negative covenants in the Credit Agreement which limit the amount of indebtedness which may be incurred by the Registrant, A&F Management and their respective subsidiaries, in the following respects:

•	The foreign subsidiaries of the Registrant and A&F Management are permitted to have a maximum aggregate amount of $50,000,000 in indebtedness outstanding at any time, subject to the negotiated carve-outs specified in the Credit Agreement. The First Amendment increases the maximum aggregate amount of such permitted indebtedness from the $20,000,000 provided for in the Credit Agreement.

•	The Registrant, A&F Management and their respective domestic subsidiaries are permitted to have a maximum aggregate amount of $100,000,000 in other unsecured indebtedness outstanding at any time, subject to the negotiated carve-outs specified in the Credit Agreement. The First Amendment reduces the maximum aggregate amount of such permitted other unsecured indebtedness from the $150,000,000 provided for in the Credit Agreement.

     National City Bank serves as the registrar and transfer agent in respect of the Registrant’s Class A Common Stock. The Lenders provide other banking services not specifically outlined in

2

the Credit Agreement and the First Amendment to the Registrant, A&F Management and their respective subsidiaries in the ordinary course of their respective business operations.

     As of June 20, 2005, there had been no loans made under the Credit Agreement and letters of credit totaling approximately $59.1 million were outstanding under the Credit Agreement. Trade and stand-by letters of credit will continue to be requested by A&F Management in the ordinary course of its business.

     The foregoing description of the provisions of the First Amendment is qualified in its entirety by reference to the full and complete terms of the First Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the execution of the First Amendment by the Registrant and A&F Management, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	First Amendment, dated as of June 22, 2005, to the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch Management Co., as Borrower; Abercrombie & Fitch Co., as Guarantor; the Lenders party thereto; and National City Bank, as Administrative Agent

[Remainder of page intentionally left blank;
signature on following page.]

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: June 22, 2005	By:	/s/ Robert S. Singer

Robert S. Singer President and Chief Operating Officer

4

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	First Amendment, dated as of June 22, 2005, to the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, among Abercrombie & Fitch Management Co., as Borrower; Abercrombie & Fitch Co., as Guarantor; the Lenders party thereto; and National City Bank, as Administrative Agent

5